CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock Balanced Fund (formerly, John Hancock Sovereign Balanced Fund), John Hancock Large Cap Value Fund (formerly, John Hancock Growth and Income Fund) and John Hancock Sovereign Investors Fund (three of the funds comprising the John Hancock Investment Trust) in the John Hancock Growth and Income Funds Prospectus and in the John Hancock Sovereign Investors Fund Class Y Prospectus and "Independent Auditors" and "Financial Statements" in the John Hancock Balanced Fund Class A, Class B and Class C Shares Statement of Additional Information, the John Hancock Large Cap Value Fund Class A, Class B and Class C Shares Statement of Additional Information and the John Hancock Sovereign Investors Fund Class A, Class B, Class C and Class Y Shares Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 22 to the Registration Statement (Form N-1A, No.
2-66461) of our reports dated February 8, 1999 on financial statements and financial highlights of John Hancock Sovereign Balanced Fund, John Hancock Growth and Income Fund and John Hancock Sovereign Investors Fund.




                                                /s/ERNST & YOUNG LLP
                                                --------------------
                                                ERNST & YOUNG LLP

Boston, Massachusetts
April 23, 1999